EXHIBIT 99.1

IMMEDIATE RELEASE	March 19, 2008
CONTACTS:
Brent Larson,	Tim Ryan,
Vice President / CFO	The Trout Group
614 793 7500 x133	646.378.3924
NEOPROBE ANNOUNCES 2007 ANNUAL RESULTS
Annual Revenues Up 18%
Conference Call Scheduled for 11:00 a.m. tomorrow, Thursday, March 20, 2008
DUBLIN, OHIO – March 19, 2008 —Neoprobe Corporation (OTCBB: NEOP) today announced its consolidated financial results for the fourth quarter of 2007 and for the full year that ended December 31, 2007. For the fourth quarter of 2007, Neoprobe had a net loss of $1.9 million (including total non-cash expenses of $1.6 million) or $0.03 per share compared to a net loss of $1.3 million (including total non-cash expenses of $398,000) or $0.02 per share for the fourth quarter of 2006. For fiscal year 2007, Neoprobe incurred a net loss of $5.1 million (including total non-cash expenses of $3.1 million) or $0.08 per share compared to a net loss of $4.7 million (including total non-cash expenses of $1.5 million) or $0.08 per share for fiscal 2006.
For the year 2007, Neoprobe reported total revenues of $7.1 million, compared to $6.1 million in 2006. Revenue from our medical device product lines increased $1.1 million (18%) in 2007 compared to the prior year. The improvement in annual revenue from our medical device lines in 2007 reflects a $1.4 million (24%) increase in revenue from our gamma device product line to $6.8 million in 2007, compared to $5.4 million in 2006. The growth of the gamma device business offset a $253,000 decline in revenue from our blood flow device business from the prior year. For the fourth quarter of 2007, our overall device revenues remained steady at $1.9 million compared to the fourth quarter of 2006, with improvement from our gamma device lines offsetting declines from our blood flow lines.
Gross profit for 2007 increased $521,000 (15%) as compared to 2006. The increase was primarily the result of margin from placements of our Bluetooth® technology based wireless probes which were introduced at the end of 2006, offsetting an approximate 1% price decline related to our other gamma detection products and other obsolescence-related costs.
Neoprobe’s research and development expenses decreased $938,000 (25%) to $2.9 million for 2007 compared to $3.8 million in 2006. Expenses incurred related to our Lymphoseek® development initiative decreased $292,000 compared to the prior year, as the costs related to the conduct of our Phase 2 human clinical trials conducted in 2007 were lower than the costs of manufacturing and clinical support activities that occurred during 2006. Device development costs for the year declined $645,000, due to our wireless probe development efforts having been substantially completed in 2006, and to a reduction from 2006 levels in our out-of-pocket development costs for our blood flow product line.
General and administrative expenses decreased to $2.8 million for 2007 compared to $3.1 million for 2006, due to our efforts to continue to control our costs in a variety of areas.
“2007 proved to be an exciting year for our business,” said David Bupp, Neoprobe’s President and CEO. “From a financial perspective, our wireless probe exceeded our initial expectations, quickly becoming a staple in our gamma device portfolio and nicely augmenting our developmental achievements capped by the successful completion of our Phase 2 clinical trial for Lymphoseek.” Bupp continued, “The milestones we achieved during 2007 have set the stage for 2008 to be an even more important development year for our Company.”
Neoprobe’s President and CEO, David Bupp, and Vice President, Finance and CFO, Brent Larson, will provide a business update and discuss the company’s results for the fourth quarter
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NEOPROBE CORPORATION
ADD — 2
and full year of 2007 during a conference call scheduled for 11:00 AM EST, Thursday, March 20, 2008. The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date:	March 20, 2008	Available until:	March 27, 2008
Time:	11:00AM EST	Toll-free (U.S.) Dial in # :	877-660-6853
		International Dial in # :	201-612-7415
Toll-free (U.S.) Dial in # :	877-407-9210	Replay passcodes (both
International Dial in # :	201-689-8049	required for playback):
		Account # :	286
		Conference ID # :	277786
About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com
Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
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NEOPROBE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	December 31,
	(unaudited)	2006
Assets:

Cash	$1,540,220	$2,502,655
Other current assets	3,106,348	2,831,088
Intangible assets, net	1,601,142	1,828,517
Other non-current assets	815,237	871,272

Total assets	$7,062,947	$8,033,532

Liabilities and stockholders’ deficit:

Current liabilities, including current portion of notes payable	$2,170,908	$3,409,252
Notes payable, long-term (net of discounts)	5,303,822	4,862,125
Derivative liabilities	2,853,476	—
Other liabilities	678,335	60,182
Stockholders’ deficit	(3,943,594)	(298,027)

Total liabilities and stockholders’ deficit	$7,062,947	$8,033,532

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,
	2007	2006	2007	December 31,
	(unaudited)	(unaudited)	(unaudited)	2006
Net sales	$1,879,012	$1,871,210	$7,124,811	$6,051,071
Cost of goods sold	858,934	890,959	3,184,706	2,632,131

Gross profit	1,020,078	980,251	3,940,105	3,418,940

Operating expenses:
Research and development	577,939	1,084,405	2,865,539	3,803,060
Selling, general and administrative	714,269	818,665	2,837,344	3,076,379

Total operating expenses	1,292,208	1,903,070	5,702,883	6,879,439

Loss from operations	(272,130)	(922,819)	(1,762,778)	(3,460,499)

Interest expense	(534,526)	(405,359)	(2,284,135)	(1,496,332)
Loss on extinguishment of debt	(859,955)	—	(859,955)	—
Change in derivative liabilities	(247,876)	—	(247,876)	—
Other income, net	13,592	32,400	66,532	215,615

Net loss	$(1,900,895)	$(1,295,778)	$(5,088,212)	$(4,741,216)

Loss per common share:
Basic	$(0.03)	$(0.02)	$(0.08)	$(0.08)
Diluted	$(0.03)	$(0.02)	$(0.08)	$(0.08)

Weighted average shares outstanding:
Basic	66,584,480	58,713,401	62,921,491	58,586,593
Diluted	66,584,480	58,713,401	62,921,491	58,586,593